Tenable Appoints Industry Veteran Charlie Bell to Board of Directors
Former Microsoft and AWS executive brings decades of product engineering, cloud security and infrastructure expertise to accelerate Tenable’s AI-powered exposure management leadership
COLUMBIA, Md. (October 6, 2026) — Tenable® Holdings, Inc. (NASDAQ: TENB), the exposure management company, today announced the appointment of Charlie Bell to its Board of Directors. A seasoned technology executive with nearly four decades of hands-on software engineering and operational leadership, Bell brings deep expertise in building and scaling complex cloud systems to Tenable’s board as the company continues to advance its AI-powered exposure management platform.
Bell’s appointment comes at a crucial inflection point for the enterprise cybersecurity industry. As organizations navigate the convergence of AI integration, cloud infrastructure and an accelerating volume of software vulnerabilities, Bell’s engineering-first perspective and extensive background in cloud-scale product architecture will reinforce Tenable’s strategic direction.
“Charlie Bell is one of the foundational architects of modern cloud computing and enterprise security,” said Mark Thurmond, Co-CEO of Tenable. “His track record of engineering resilient, large-scale software platforms and leading world-class product teams is phenomenal for our business.”
"Charlie brings deep experience leading organizations through major technology shifts, from the rise of cloud computing at massive scale to the security transformations that followed. He'll bring that same judgment to Tenable as we lead the security market into this next era of AI-driven exposure management and proactive risk reduction," said Steve Vintz, Co-CEO of Tenable.
Bell spent over two decades at Amazon Web Services (AWS), playing a central role in building its cloud infrastructure from its inception into a global, multi-billion dollar business. As a Senior Vice President at AWS, he led core engineering, utility computing and operational teams responsible for scaling cloud platforms used by millions of enterprises worldwide. Most recently, Bell served as Executive Vice President of Security, Compliance, Identity and Management at Microsoft, where he oversaw the company's enterprise security strategy, product engineering and threat intelligence operations.
"Tenable has established itself as the pioneer in exposure management, helping organizations focus on the risks that actually matter before they’re exploited," said Bell. "Throughout my career, I’ve been driven by a conviction that great engineering is the foundation of effective security. Tenable’s vision, backed by its massive data lake and advanced exposure intelligence, positions it uniquely to address the complexities of today’s AI attack surface. I look forward to working alongside the executive leadership team and the board to help guide the company's next phase of engineering-driven growth."
With Bell's appointment, Tenable strengthens its board's technical depth, ensuring the company remains positioned to help global organizations reduce risk across AI, cloud, identity, OT and traditional IT environments.
About Tenable
Tenable® is the exposure management company, exposing and closing the cybersecurity gaps that erode business value, reputation and trust. The company’s AI-powered exposure management platform radically unifies security visibility, insight and action across the attack surface, equipping modern organizations to protect against attacks from IT infrastructure to cloud environments to critical infrastructure and everywhere in between. By protecting enterprises from security exposure, Tenable reduces business risk for over 40,000 customers around the globe. Learn more at tenable.com.
Media Contact:
Tenable PR
tenablepr@tenable.com

Forward-Looking Statements
This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including statements regarding the impact of the appointment of Charlie Bell to Tenable’s Board of Directors, anticipated strategic benefits and contributions to Tenable’s product development, platform engineering and AI-powered exposure management leadership, and future growth. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Tenable’s control. Tenable’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including risks and uncertainties related to the development, integration and performance of advanced AI technologies, market acceptance of Tenable’s exposure management platform, and other risks detailed in Tenable’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2025, in Tenable’s quarterly reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 and in other filings and reports that Tenable may file from time to time with the SEC. The forward-looking statements included in this press release represent Tenable’s views as of the date of this press release. Tenable anticipates that subsequent events and developments will cause Tenable’s views to change. Tenable undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Tenable’s views as of any date subsequent to the date of this press release.